Exhibit 8.1
Australia
Sims Aluminium Pty Limited
Simsmetal Properties QLD Pty Limited (formerly Sims Energy Pty Limited)
Sims E-Recycling Pty Limited (90% direct interest)
Sims Group Australia Holdings Limited
Sims Group Holdings 1 Pty Ltd
Sims Group Holdings 2 Pty Ltd
Sims Industrial Pty Limited
Simsmetal Properties NSW Pty Limited (formerly Sims Manufacturing Pty Limited)
Sims Group Holdings 3 Pty Limited (formerly Simsmetal Executive Staff Superannuation Pty Limited)
Simsmetal Holdings Pty Limited
Simsmetal Services Pty Limited
Universal Inspection and Testing Company Pty Limited
Australian Refined Alloys Pty Limited (50% joint venture interest)
Australia Refined Alloys (Sales) Pty Limited (50% joint venture interest)
LMS generation Pty Ltd (50% joint venture interest)
Consolidated Extrusions Pty Limited (33.3% joint venture interest)
Consolidated Extrusions (Management) Pty Limited (33.3% joint venture interest)
Austria
Sims Recycling Solutions Holding Austria GmbH
Sims Recycling Solutions Anteilsverwaltung Austria GmbH
Sims metrade GmbH
Belgium
Sims Recycling Solutions NV
Canada
Sims Group Canada Holdings Limited
Sims Group Recycling Solutions Canada Ltd
Richmond Steel Recycling Limited (50% joint venture interest)
Croatia
ErgoTrade d.o.o.
Czech Republic
Sims Lifecycle Services s.r.o.
France
Sims Recycling Solutions SARL

Germany
Sims Group German Holdings GmbH
Sims M+R GmbH
Sims Lifecycle Services GmbH (formerly Sims Technorecyle GmbH)
ITL Logistics GmbH (34% joint venture interest)
CSI Lifecycle Services GmbH (49% joint venture interest)
Hong Kong
Sims Metal Management Asia Limited
Sims Metal Management China Holdings Limited
Hungary
Sims Lifecycle Services Kft
India
Trishyiraya Recycling India Private Limited
TIC Group India Private Limited
Mauritius
Sims Group Mauritius Limited
The Netherlands
Mirec BV
Sims Recycling Solutions CoÖperatief B.A.
Sims Lifecycle Services BV
New Zealand
Simsmetal Industries Limited
Sims E-Recycling (NZ) Limited
Sims Pacific Metals Limited (50% joint venture interest)
Extruded Metals (New Zealand) Limited (33.3% joint venture interest)
Papua New Guinea
PNG Recycling Limited
Poland
Device Polska Sp. z.o.o.
Republic of South Africa
Sims Recycling Solutions Africa Pty Ltd
Singapore
Sims Recycling Solutions Pte. Ltd.
Spain
Life Cycle Service Iberia S.L. (35% joint venture interest)
Sweden

Sims Recycling Solutions AB
United Kingdom
All Metal Recovery Limited
All Metal Recovery Cradley Heath Limited
ER Coley (Steel) Limited
ER Coley (Cast) Limited
Evans & Mondon Limited
Life Cycle Services Limited
Recommit Limited
Sims Cymru Limited
Sims Group UK Holdings Limited
Sims Group UK Intermediate Holdings Limited
Sims Group UK Limited
Sims Group UK Pension Trustees Limited
Sims Recycling Solutions UK Holdings Limited
United Castings Limited
C Herring & Son Limited
Sims Recycling Solutions UK Limited
Sims Recycling Solutions UK Group Limited
Cooper Metal Recycling Limited
Dunn Brothers (1995) Limited
United States
Arizona
Metal Management Arizona, L.L.C.
Colorado
Metal Management West, Inc.
Delaware
Sims Metal Management USA GP
Sims Group USA Holdings Corporation
Sims Group USA Corporation
SHN Co., LLC
HNE Recycling LLC
HNW Recycling LLC
Simsmetal East LLC
Simsmetal West LLC
Sims Group Global Trade Corporation
Dover Barge Company
Schiabo Larovo Corporation
Sims Municipal Recycling of New York LLC
Metal Management, Inc.
Metal Dynamics Detroit LLC
TH Properties LLC Metal Dynamics LLC

Metal Management Aerospace, Inc.
Metal Management Alabama, Inc.
SMM New England Corporation (formerly Metal Management Connecticut, Inc.)
Metal Management Mississippi, Inc.
Metal Management New Haven, Inc.
Metal Management Pittsburgh, Inc.
Metal Management Proler Southwest, Inc.
SMM-North America Trade Corporation
Metal Management West Coast Holdings, Inc.
MM Metal Dynamics Holdings, Inc.
Naporano Iron & Metal, Inc.
New York Recycling Ventures, Inc.
Proler Southwest GP, Inc.
Reserve Iron & Metal Limited Partnership
Port Albany Ventures LLC
Metal Management Nashville, LLC (50% joint venture interest)
SA Recycling LLC (50% joint venture interest)
Rondout Iron & Metal Company, LLC (50% joint venture interest)
Florida
Global Investment Recovery, Incorporated
Illinois
Sims Recycling Solutions Holdings Inc.
Sims Recycling Solutions Inc.
CIM Trucking, Inc.
Metal Management Indiana, Inc.
Metal Management Midwest, Inc.
New Jersey
Metal Management Northeast, Inc.
North Carolina
North Carolina Resource Conservation LLC
Ohio
Metal Management Ohio, Inc.
Tennessee
Metal Management Memphis, L.L.C.
Texas
Proler Southwest LP